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                                                                   EXHIBIT 10.07


                             SEVERANCE AGREEMENT

    THIS AGREEMENT is entered into as of      1997, by and between (the
"Employee") and ST. JOE CORPORATION, a Florida corporation (the "Company").

    1. TERM OF AGREEMENT.

    This Agreement shall remain in effect from the date hereof until:

         a) The date when the Company has met all of its obligations under this Agreement following a termination of the Employee's employment with the Company for a reason described in Section 5.

    2. DEFINITION OF CHANGE IN CONTROL,

    For all purposes under this Agreement, "Change In Control" shall mean the occurrence of any of the following events after the date of this Agreement:

         a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if 50% or more of the combined voting power, directly or indirectly, of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who are not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

         b) The sale, transfer, exchange or other disposition of all or substantially all of the Company's assets;

         c) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

         d)       The liquidation or dissolution of the Company; or

         e) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company




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                  representing at 25% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (e), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of such Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a parent or subsidiary of the Company, (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company, (iii) the Alfred I. duPont Testamentary Trust and (iv) the Nemours Foundation.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

    3. DEFINITION OF GOOD REASON.

    For all purposes under this Agreement, "Good Reason" shall mean that the
    Employee:

         a) Has experienced a demotion in title with the Company from that in effect immediately prior to the Change in Control which demotion results in a substantial and material reduction in responsibilities with the Company from those in effect immediately prior to the Change in Control;

         b) Has incurred a reduction in his total compensation as an employee of the Company (consisting of base salary and maximum bonus potential);

         c) Has been notified that his principal place of work as an employee of the Company will be relocated outside the Jacksonville, Florida area; or

         d) Is employed by a successor to the Company that has failed to comply with Section 10(a).

    4. DEFINITION OF CONTINUATION PERIOD.

         For all purposes under this Agreement, "Continuation Period" shall mean the period commencing on the date when the termination of the Employee's employment under Section 5 is effective and ending on the earlier of:


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                  a)       The later of (i) the date 36 months after the date
                           when the employment termination was effective or (ii) ________; or

                  b) The date of the Employee's death.

         5. ENTITLEMENT TO SEVERANCE PAY AND BENEFITS.

         The Employee shall be entitled to receive the severance pay described in Section 6 and the benefits in sections 7 and 8 from the Company if, and only if, one of the following events occurs:

            a) Within the period which is the last six months of the first year after the occurrence of a Change in Control, the Employee voluntarily resigns the Employee's employment for any reason;

            b) Within the first 36 month period after the occurrence of a Change in Control, the Employee voluntarily resigns the Employee's employment for Good Reason; or

            c) Within the first 36 month period after the occurrence of a Change in Control, the Company terminates the Employee's employment for any reason.

The determination of whether the Employee's employment has terminated shall be made without regard to whether the Employee continues to provide services to the Company as a member of its Board of Directors or otherwise in the capacity of an independent contractor. A transfer of the Employee's employment from the Company to a successor of the company shall not be considered a termination of employment, if such successor complies with the requirements of Section 10(a).

         6. AMOUNT OF SEVERANCE PAY.

         Within five business days after the termination of the Employee's employment under Section 5, the Company shall pay the Employee a lump sum equal to the product of three times the sum of:

         a) The Employee's base compensation at the greater of (i) the annual rate in effect on the date when the termination of the Employee's employment with the Company is effective or (ii) the annual rate in effect on the date of the Change in Control; plus

         b) The greater of (i) the Employee's annual bonus for the most recent year completed prior to the date when the termination of the Employee's employment with the Company is effective or
                  (ii) the amount of the Employee's maximum bonus potential then in effect, provided, however, that

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               if the employee has earned a bonus for any three completed years prior to the date when termination of the Employee's employment with the Company is effective, then this paragraph (B) shall be the average of the three most recent completed years for which a bonus was earned.

            7. SUPPLEMENTAL PENSION BENEFIT.

               a) PAYMENT OF BENEFIT. In the event of an employment termination described in section 5, in lieu of accruing additional pension benefits under the Company's Salaried Employees Pension Plan and any other funded or unfunded defined-benefit pension plans now or hereafter maintained by the Company (collectively, the "Pension Plans") during the Continuation Period, the Employee shall be entitled to receive an unfunded supplemental pension benefit under this Agreement (the "Supplemental Benefit"). The Supplemental Benefit shall be calculated under Subsection (b) below and shall be paid in a lump sum within five business days after a termination of the Employee's employment under
                  Section 5.

               b) CALCULATION OF BENEFIT. The Supplemental Benefit shall be the actuarial equivalent of a monthly pension benefit equal to the difference between:

                  (i) The amount of the hypothetical monthly pension benefit that would be payable to the employee as a single-life annuity under the Pension Plans had the Employee (A) continued to be employed as an employee of the Company during the Continuation Period and (B) received compensation equal to the amount described in Section 6(b) during the Continuation Period;
                           minus

                  (ii) the amount of the actual monthly pension benefit payable to the Employee as a single-life annuity under the Pension Plans.

For purposes of this subsection (b), actuarial equivalence shall be determined by applying the actuarial assumptions then set forth in the Company's principal funded pension plan for salaried employees used to determine lump sum payments.

            8. STOCK, BONUS, GROUP INSURANCE AND OUTPLACEMENT SERVICES.

               a) STOCK OPTIONS AND STOCK SUBJECT TO REPURCHASE. In the event of a Change in Control, (i) all stock options granted to the Employee by the Company before or after the date of this Agreement shall immediately become exercisable in full (regardless of whether such stock options previously were vested) and (ii) any right of the Company to repurchase shares of its Common Stock from employee shall immediately lapse in full. Following a termination of the Employee's


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                  employment under Section 5, the Employee shall remain entitled to exercise each stock option granted to the Employee by the Company before or after the date of this Agreement until the earlier of (i) the first anniversary of the employment termination date or (ii) the date when such option would have expired by its terms if the Employee's employment had not terminated. If the Company and the other party to the transaction constituting a Change in Control agree that the transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if the transaction in fact is so treated, then the acceleration of exercisability and/or the extended exercise period will not occur to the extent that the surviving entity's independent public accountants determine in good faith that the acceleration would preclude the use of "pooling of interests" accounting.

         b)       BONUS. In the event of an employment termination described in
                  Section 5, the Company shall pay the Employee a bonus for the year in which such termination occurs. Such bonus shall not be less than the greater of (i) the Employee's annual bonus for the most recent year completed prior to the date when the termination of the Employee's employment with the Company is effective or (ii) the amount of the Employee's maximum bonus potential then in effect, in either case prorated to reflect the portion of such year during which the Employee was employed by the Company.

         c) GROUP INSURANCE. During the Continuation Period, the Employee (and, where applicable, the Employee's dependents) shall be entitled to continue participation in the group insurance plans maintained by the Company, including life, disability and health insurance programs, at the Company's expense. Where applicable, the Employee's salary for purposes of such plans shall be determined at the greater of (i) the annual rate in effect on the date when the termination of the Employee's employment with the company is effective or (ii) the annual rate in effect on the date of the Change in Control. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during the Continuation Period, the Company shall provide the Employee with individual policies which offer at least the same level of coverage and which impose not more than the same costs on the Employee. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Company under this Subsection (c) shall terminate immediately. Any group health continuation coverage that the Company is required to offer under the Consolidate Omnibus Budget Reconciliation Act of 1986 shall commence when coverage under this Subsection (c) terminates.


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         d)       OUTPLACEMENT SERVICES. If one of the events described in
                  Section 5 has occurred, the Employee shall be entitled to senior-executive level outplacement services at the Company's expense. Such services shall be provided by a firm selected by the Employee from a list compiled by the Company.

9. EXCISE TAXES.

         a) GROSS-UP PAYMENT. If it is determined that any payment or distribution of any type to or for the benefit of the Employee by the Company, any of its affiliates, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax and any such interest or penalties are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount calculated to ensure that after payment by the Employee of all taxes (and any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. Payments under this section are payable to the Employee, even if the Employee is not eligible for employment termination benefits under this Agreement.

         b) DETERMINATION BY ACCOUNTANT. All determinations and calculations required to be made under this Section 9 shall be made by an independent accounting firm selected by the Employee from among the largest six accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the company and the Employee within five days of the termination of the Employee's employment, if applicable, or such earlier time as is requested by the Company or the Employee (if the Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written statement that such Accounting Firm has concluded that no


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                  Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on the Employee's federal income tax return. If a gross-Up payment is determined to be payable, it shall be paid to the Employee within five days after the Determination is delivered to the Company or the Employee. Any determination by the Accounting Firm shall be binding upon the Company and the Employee, absent manifest error.

         c) OVER- AND UNDERPAYMENTS. As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee. In the case of an Overpayment, the Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) the Employee shall in no event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that the Employee has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of Subsection (a) above, which is to make the Employee whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Employee's repaying to the Company an amount which is less that the Overpayment.

         d)       LIMITATION ON PARACHUTE PAYMENTS. Any other provision of this
                  Section 9 notwithstanding, if the Excise Tax could be avoided by reducing the Total Payments by $50,000 or less, then the Total Payments shall be reduced to the extent necessary to avoid the Excise Tax and no Gross-Up Payment shall be made. If the Accounting Firm determines that the total Payments are to be reduced under the preceding sentence, then the Company shall promptly give the Employee notice to that effect and a copy of the detailed calculation thereof. The Employee may then elect, in the Employee's sole discretion, which and how much of the total Payments are to be eliminated or reduced (as long as after such election no Excise Tax


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                  will be payable) and shall advise the Company in writing of the Employee's election within 10 days of receipt of notice. If no such election is made by the Employee within such 10 day period, then the Company may elect which and how much of the total Payments are to be eliminated or reduced (as long as after such election no Excise Tax will be payable) and shall notify the Employee promptly of such election.

    10. SUCCESSORS.

         a) COMPANY'S SUCCESSORS. The Company shall require any successor (whether direct or indirect by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the business or assets of the Company which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by this Agreement by operation of law.

         b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

    11. MISCELLANEOUS PROVISIONS.

         a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this


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                  Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         c)       OTHER AGREEMENTS; AMENDMENTS. This Agreement does not
                  supersede the Employment Agreement dated      , 1997, between
                  the Employee and the company, except to the extent that the severance pay and benefits provided in Sections 6, 7 and 8 of this Agreement (and the related definitions) are greater than the severance pay and benefits provided by such Employment Agreement. In no event shall the Employee be entitled to severance pay both under this Agreement and under such Employment Agreement following a termination of employment. This Agreement does not supersede any stock option or restricted stock agreement between the Employee and the Company, except to the extent that Section 8(a) of this Agreement provides for earlier exercisability or vesting or a longer post-termination exercise period than such stock option or restricted stock agreement. This Agreement may be amended only in writing, by an instrument executed by both parties.

         d) NO SETOFF; WITHHOLDING TAXES. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Employee under this Agreement. Except as provided in Section 9, all payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law. The payments received under this Agreement shall be in lieu of, and not in addition to, any payments received in connection with any Employment Agreement by and between the Employee and the Company under any Company's general severance plan covering all its employees and should any payment be made under such Employment Agreement or severance plan, the amounts payable hereunder shall be reduced by such payments.

         (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida, except their choice-of-law provisions.

         f) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         g) ARBITRATION. Except as otherwise provided in Section 9, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Jacksonville, Florida,


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                  in accordance with the Commercial Arbitration Rules of the
                  American Arbitration Association. Arbitration shall be the exclusive remedy for resolving disputes arising under this Agreement. Discovery shall be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association shall be paid as determined by the arbitrator

         h) LEGAL FEES. In the event of any controversy or claim arising out of or relating to this Agreement, or the breach thereof, the company shall pay the reasonable fees and costs of the Employee's attorneys attributable to such controversy or claim, provided that the Employee prevails on at least one material issue arising in such controversy or claim.

         i) NO ASSIGNMENT. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (i) shall be void.

    IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EMPLOYEE                                     ST. JOE CORPORATION

By                                           By
  -----------------------------                 -------------------------------
                                                Michael F. Bayer

Title                                        Title VP - HR and Administration
     --------------------------                    ----------------------------

Date                                         Date                        , 1997
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